EXHIBIT 10.35
LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST
SALE AND ASSIGNMENT AGREEMENT
     THIS LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST SALE AND ASSIGNMENT AGREEMENT (“Agreement”) is made and entered into as of the 1st day of April, 2011 by and between TIMOTHY D. BOYD, an individual resident of the State of Missouri (“Seller”) and PEAK RESORTS, INC., a Missouri corporation (“Buyer”).
     WHEREAS, Seller is the owner of Fifty Percent (50%) of the Outstanding Membership Interest in Resort Holdings, L.L.C., a Missouri limited liability company (“LLC”), pursuant to a certain Operating Agreement of the LLC dated as of the 14th day of February, 2006 (the “Operating Agreement”); and,
     WHEREAS, Seller desires to sell, assign, transfer and set over unto Buyer all of his Membership Interest in the LLC (the “Assigned Interest”); and,
     WHEREAS, Buyer desires to purchase all of Seller’s Membership Interest in the LLC; and
     WHEREAS, subject to the Operating Agreement, Seller is authorized to sell and assign the Assigned Interest, and Buyer desires to become a Member (as defined in the Operating Agreement).
     NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:
     1. Seller, effective as of April 1, 2011, hereby sells and delivers the Assigned Interest to Buyer, and Buyer hereby purchases and accepts delivery of the Assigned Interest from Seller, in exchange for the payment of the purchase price of Twenty-Seven Thousand Eight Hundred Sixty-Nine and 00/100 Dollars ($27,869.00) (“Purchase Price”). Buyer shall deliver the Purchase Price to Seller in cash at Closing.
     2. Seller hereby assigns, transfers, sets over and delivers unto Buyer all of Seller’s right, title and interest in and to the Assigned Interest, and all of the rights, benefits and privileges of Seller thereunder, and Buyer hereby agrees to assume all rights, duties and responsibilities of a Member arising from and after the date hereto.
     3. This Assignment is subject to all the terms and conditions of the Operating Agreement of the LLC.
     4. Seller represents and warrants to Buyer that he has the full right, title, power, capacity and authority to validly transfer, assign, convey and set over the Assigned Interest to Buyer and that Seller is not a party to any agreement to sell, hypothecate or otherwise dispose of the Assigned Interest, nor has he sold, hypothecated or disposed of any interest in the Assigned Interest to any other parties.
     5. Seller represents and warrants to Buyer that the only liabilities of the LLC currently outstanding are those set forth on the attached Exhibit A attached hereto and incorporated herein.
     6. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, legal representatives and assigns.

     7. Miscellaneous.
          7.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior oral or written negotiations, communications or agreements, however given, relating to the subject matter hereof. This Agreement shall not be changed or terminated except by written amendment signed by the parties hereto.
          7.2 Governing Law. This Agreement and the construction thereof, shall be governed by the laws of the State of Missouri, as to both interpretation and performance. The parties agree that to the extent any action is brought in law or in equity, they each agree and stipulate that such action may be brought exclusively in the St. Louis County, Missouri Circuit Court, and they consent to the jurisdiction of said court. The parties further stipulate that any judgment of said court shall be enforceable in law or in equity, in any jurisdiction within the United States in accordance with the laws of such other jurisdiction.
     8. Severability. The agreements and covenants contained in this Agreement are severable. In the event that any agreement or covenant contained herein is held to be invalid or unenforceable by any court of competent jurisdiction, the remaining agreements and covenants shall continue in full force and effect and shall be interpreted as if such invalid or unenforceable agreement or covenant was not contained herein.
     9. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument and may be signed and exchanged by electronic mail or facsimile in order to facilitate closing and completion of this transaction.
     IN CONSIDERATION OF THE ABOVE, the parties hereto have executed this Agreement and Assignment on the date first written above.

Seller:	Buyer:

PEAK RESORTS, INC.

/s/ Timothy D. Boyd TIMOTHY D. BOYD	By:	/s/ Timothy D. Boyd Authorized Officer Signature

Timothy D. Boyd

Printed Officer Name

CONSENTED TO BY ALL OF THE MEMBERS OF RESORT HOLDINGS, L.L.C.

/s/ Timothy D. Boyd	/s/ Stephen J. Mueller

TIMOTHY D. BOYD	STEPHEN J. MUELLER

EXHIBIT A
OUTSTANDING LIABILITIES
OF
RESORT HOLDINGS, L.L.C.

Centrue (note)	$473,385.00
Peak Resorts, Inc. (net amount due)	105,877.00

TOTAL LIABILITIES	$579,262.00